Exhibit 10.5

                              SETTLEMENT AGREEMENT

         SETTLEMENT AGREEMENT entered into this 16th day of January, 2001 by and between David Romano ("Romano"), Eric Limont ("Limont") and New England Technologies, Inc. ("NETI"), on the one hand, and IntelleSale, Inc. (formerly known as IntelleSale.com, Inc.) ("Intellesale"), Applied Digital Solutions, Inc. (formerly known as Applied Cellular Technology, Inc.) ("ADSX"), Bostek, Inc. ("Bostek"), Micro Components International Incorporated ("Micro"), Marc Sherman ("Sherman"), Edward L. Cummings ("Cummings"), Michael Krawitz ("Krawitz"), and Charles D. Newman ("Newman"), on the other hand. Limont and Romano are sometimes hereinafter referred to collectively as the "Plaintiffs" and individually as a "Plaintiff". Intellesale and ADSX are sometimes hereinafter referred to collectively as the "Initial Defendants" and individually as an "Initial Defendant"; Bostek, Micro, Sherman, Cummings, Krawitz and Newman are sometimes hereinafter referred to collectively as the "Subsequent Parties" and individually as a "Subsequent Party"; and the Initial Defendants and the Subsequent Parties are sometimes hereinafter referred to collectively as the "Defendants" and individually as a "Defendant".

         WHEREAS, Intellesale, as buyer, ADSX, as guarantor, and the Plaintiffs, as sellers, executed an Agreement of Purchase and Sale, dated as of June 4, 1999, as amended (the "Agreement"), and the Plaintiffs and Bostek executed separate Employment and Non-Compete Agreements, dated as of June 30, 1999 ("Employment and Non-Compete Agreements").

         WHEREAS, the Plaintiffs commenced a civil action in the United States District Court for the District of Delaware entitled David Romano and Eric Limont v. IntelleSale.com, Inc. and Applied Digital Solutions, Inc. Civil Action No. 00-126-RRM, and in connection therewith asserted various claims against the Initial Defendants, which, in turn, asserted various counterclaims against the Plaintiffs (the "Delaware Action").

         WHEREAS, Intellesale, Bostek, and Micro commenced a civil action in the Plymouth Superior Court in Massachusetts entitled IntelleSale.com, Inc., Bostek, Inc. and Micro Components International Incorporated v. David Romano and Eric Limont, Civil Action No. 00-0571-B, and in connection therewith asserted various claims against the Plaintiffs (the "Massachusetts State Action").

         WHEREAS, the Plaintiffs commenced a civil action in the Plymouth Superior Court in Massachusetts, which was subsequently removed to the United States District Court for the District of Massachusetts and there entitled David Romano and Eric Limont v. Marc Sherman, Edward L. Cummings, Michael Krawitz, and Charles D. Newman, Civil Action No. 11805-RWZ, and in connection therewith asserted various claims against Sherman, Cummings, Krawitz and Newman (the "Massachusetts Federal Action") (collectively, with the Delaware Action and Massachusetts State Action, the "Civil Actions").

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

         WHEREAS, the parties hereto have denied any liability whatsoever and have agreed to enter into this Settlement Agreement solely in order to avoid further time and expenses;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Plaintiffs, on the one hand, and the Defendants, on the other hand, hereby agree as follows:

         1. Subject to the terms and conditions set forth herein, ADSX hereby agrees to issue and sell to the Plaintiffs, and the Plaintiffs agree to purchase from ADSX, at the Closing (as hereinafter defined) (a) 985,222 shares of Common Stock of ADSX (the "Tranche A Shares") in consideration of the execution and delivery to ADSX by the Plaintiffs of a Non-Interest Bearing, Non-Negotiable, Non-Recourse, 30 Day Promissory Note in the original principal amount of $2,000,000 in the form of Exhibit A-1 hereto (the "Tranche A Note"), subject to adjustment as hereinafter provided, and (b) 1,970,443 shares of Common Stock of ADSX (the "Tranche B Shares") in consideration of the execution and delivery to ADSX by the Plaintiffs of a Non-Interest Bearing, Non-Negotiable, Non-Recourse, Fourteen Month Promissory Note in the original principal amount of $4,000,000 in the form of Exhibit A-2 hereto (the "Tranche B Note") and the Collateral Assignment by the Plaintiffs to ADSX of the Tranche A Shares and the Tranche B Shares pursuant to the terms of a Pledge Agreement in the form of Exhibit B hereto (the "Pledge Agreement"). The Tranche A Note and the Tranche B Note are

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sometimes  hereinafter  referred to collectively as the "Notes" and individually as a "Note". From time to time during the term of either Note, the Plaintiffs shall have the right (but not the obligation, except as provided in the Tranche A Note) to make payments or prepayments of the principal amount of either Note. Each payment or prepayment of the Notes shall be accompanied by a statement from the Plaintiffs specifying to which Note such payment or prepayment should be applied. Simultaneously with each such payment or prepayment, in accordance with the terms of the Pledge Agreement, a pro rata portion of the Tranche A Shares or the Tranche B Shares, as applicable, shall be released from the lien created by the Pledge Agreement and certificates for such released Tranche A Shares or Tranche B Shares, as applicable, shall be delivered to the Plaintiffs together with separate stock powers endorsed to the Plaintiffs (signature guaranteed) together with all other documents necessary to enable the Plaintiffs to freely trade such released Tranche A Shares or Tranche B Shares. The Notes and the Pledge Agreement will be executed at the Closing and delivered to ADSX. The certificates for the Tranche A Shares and the Tranche B Shares, together with duly endorsed stock powers, will be executed at the Closing and delivered to Greenberg Traurig, LLP, counsel to the Plaintiffs (the "Escrow Agent"), to be held in escrow pursuant to the terms of the Escrow Agreement attached hereto as Exhibit C. Not less than 10 days prior to the Closing, ADSX shall notify the Plaintiffs and the Escrow Agent of the proposed date of the Closing.

         Plaintiffs agree that so long as they own Shares, they will vote such shares in accordance with the recommendations of management. The Tranche A Shares and the Tranche B Shares (sometimes hereinafter referred to collectively as the "Shares") are shares of the Common Stock of ADSX as constituted on the

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date  hereof,  but if, and  whenever,  prior to the  issuance by ADSX of a stock certificate(s) for all of such Shares, ADSX shall (i) effect a subdivision or consolidation of the shares of the Common Stock of ADSX outstanding, the payment of a stock dividend on the Common Stock of ADSX, or other increase or reduction in the number of shares of the Common Stock of ADSX outstanding without receiving compensation per share therefor in money equivalent to the closing price of a share of Common Stock of ADSX on the date of the transaction in question, or (ii) issues any options, warrants or other rights to acquire shares of Common Stock of ADSX for less consideration per share than an amount in money equivalent to the closing price of a share of Common Stock of ADSX on the date of the transaction in question (collectively, a "Dilution Event"), then, (a) in the event of an increase in the number of such shares outstanding, the number of the Shares to be purchased by the Plaintiffs hereunder shall be proportionately increased, and (b) in the event of a reduction in the number of such shares outstanding, the number of Shares shall be proportionately reduced.. As used in this paragraph, the "date of the transaction in question" shall mean the date that the transaction is agreed upon by definitive agreement.

         ADSX hereby represents and warrants to the Plaintiffs that ADSX has filed on a timely basis all filings required to be made under the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "1934 Act"), except as would not have a material adverse effect on ADSX, and that all information required to be disclosed by ADSX under the 1934 Act has been disclosed. Plaintiffs acknowledge that they have requested not to be apprised of any material nonpublic information about ADSX and that in entering this Settlement Agreement they are not relying on ADSX to have provided information other than that information required to have been disclosed in the Form 10-Q for

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

the third quarter of 2000 or any Form 8-K that was required to have been filed after November 15, 2000.

         2. It is the intention of the parties that the Shares shall be freely tradeable immediately following the Closing. ADSX shall use its best efforts to cause the Shares to be registered under the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder (the "Securities Act") by March 30, 2001. In connection therewith ADSX will comply with, and each of the other Defendants will use their respective best efforts to cooperate with, the following obligations:

                  (a) prepare and file with the Commission a registration statement with respect to the Shares on or before March 15, 2001 and use its reasonable best efforts to cause such registration statement to become and remain effective for not less than the term of the Tranche B Note;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same;

                  (c) furnish to Plaintiffs and to the duly authorized underwriter of each Plaintiff such number of copies of a prospectus, including copies of a preliminary prospectus, prepared in conformity with the requirements of the Securities Act, and such other documents as the Plaintiffs or such underwriters may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by the Plaintiffs;

                  (d) use its reasonable best efforts to register or qualify the securities covered by such registration statement (by exemption or otherwise) under such state securities or "Blue Sky" laws of such jurisdictions as each Plaintiff shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable under such securities or "Blue Sky" laws to enable the Plaintiffs to consummate the public sale or other disposition in such jurisdictions of the securities to be sold by the Plaintiffs, provided

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

         that ADSX shall not for any such purpose be required to consent to the general service of process in any such jurisdiction;

                  (e) before filing the registration statement or prospectus or amendments or supplements thereto, furnish to counsel selected by each Plaintiff copies of all such documents proposed to be filed, and provide such counsel with a reasonable opportunity to comment thereon;

                  (f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                  (g) notify each Plaintiff at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (h) at or prior to the effectiveness of the registration of the Shares, cause all Shares registered pursuant hereto to be listed on each securities exchange or quotation system on which similar securities issued by ADSX are then listed;

                  (i) provide a transfer agent and registrar for all Shares registered pursuant hereto and a CUSIP number for all such Shares, in each case not later than the effective date of such registration; and

                  (j) at the request of either Plaintiff in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters and the Plaintiffs, covering such matters as such counsel, underwriters and sellers may reasonably agree upon, including such matters as are customarily furnished in connection with an underwritten offering and (ii) a letter or letters from the independent certified public accountants of ADSX addressed to the underwriters and the Plaintiffs, covering such matters as such accountants, underwriters and sellers may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of ADSX included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act.

                  (k) take all such other actions as either Plaintiff or the underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of the Shares.


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

         The Plaintiffs agree to use their best efforts to cooperate with ADSX in carrying out the foregoing obligations of ADSX.
         3. The closing of the sale and purchase of the Shares (the "Closing") shall take place immediately following the effectiveness of the registration of the Shares pursuant to Section 2 hereof and the compliance by the Defendants with their obligations under such Section. At the Closing, in addition to any other instruments or documents referred to herein:

                           (a) ADSX  shall  deliver to the  Plaintiffs  separate
                  certificates representing the Tranche A Shares (2 ADSX certificates representing 50% each of the total amount of Tranche A Shares, one in the name of each Plaintiff) and the Tranche B Shares (40 ADSX certificates, 19 in the name of Romano for 50,000 shares each, 1 in the name of Romano in the amount of 35,222 shares, 19 in the name of Limont for 50,000 shares each, and 1 in the name of Limont in the amount of 35,222 shares), duly endorsed or with duly executed signature guaranteed stock powers attached. The Shares shall be free and clear of any lien, claim or encumbrance other than the pledge of the Tranche B Shares under the Pledge Agreement.

                           (b) The Plaintiffs will execute and deliver  to  ADSX
                  the Notes and the Pledge Agreement.


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

                           (c) The Plaintiffs  shall deliver to the Escrow Agent
                  the Certificates representing the Tranche A Shares and the Tranche B Shares duly endorsed in blank or with duly executed signature guaranteed stock powers endorsed in blank attached.

                           (d) Limont and Romano will  collectively deliver   to
                  the  Escrow Agent  $2,000,000  as security for  the  Tranche A
                  Note.

         4. Simultaneously herewith, the Plaintiffs shall cause their attorneys to execute the Stipulations of Dismissal attached hereto as Exhibits D, E, and F and the Defendants shall cause their attorneys to execute the Stipulations of Dismissal attached hereto as Exhibits D, E and F.

         5. The fully executed Stipulations of Dismissal described in Paragraph 4 above shall be held in escrow by the Escrow Agent under the Escrow Agreement pending completion of the Closing. Following the Closing, the Plaintiffs shall cause their attorneys to file with the United States Court for the District of Delaware, the United States Court for the District of Massachusetts, and Plymouth County Superior Court, the Stipulations of Dismissal attached hereto as Exhibits D, E, and F.

         6. In the event that the Closing has not occurred by April 9, 2001, then the maturity under the Tranche B Note shall be extended by one month for each full week after April 9, 2001 that the Closing is delayed (other than due to the failure of a closing condition within the control of the Plaintiffs) up to a maximum extension of maturity of nine months. In the event that the Tranche B Note is so extended, the Plaintiffs shall execute a replacement note for the

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Tranche B Note setting forth the extended maturity date for the Tranche B Shares and such replacement note shall be deemed to be the Tranche B Note for all purposes hereunder. In the event that the Closing has not occurred by June 15, 2001 (the "Deadline")(other than due to the failure of a closing condition within the control of the Plaintiffs) the Plaintiffs shall have the right to
terminate  this  Settlement   Agreement  by  providing  written  notice  to  the
Defendants at any time prior to the date on which all the conditions for Closing (other than a condition within the control of the Plaintiffs) have been satisfied. The Plaintiffs shall have the right in their sole and exclusive discretion to extend the Deadline on one or more occasions by giving ADSX written notice thereof and such extended date(s) shall be deemed to be the Deadline for the purposes of this Agreement. ADSX agrees that prior to the Deadline it shall not attempt to register or participate in the registration of any shares of its capital stock under the Securities Act (other than the Shares and other than the shares of Common Stock currently being registered pursuant to a pending Registration Statement). In the event that the Plaintiffs terminate this Settlement Agreement pursuant to this paragraph, then this Settlement Agreement (except paragraphs 9 and 14-22) and each other document, instrument, stipulation, or agreement executed in connection herewith, shall be deemed null and void and the Plaintiffs shall, consistent with this Paragraph, have the right to proceed with the prosecution of the Civil Actions. Notwithstanding the foregoing, in the event that the Closing does not occur due to a breach by the Defendants (or any of them) of their obligations under this Settlement
Agreement, the Plaintiffs may, as an alternative right and remedy, seek to recover from the Defendants for such breach. In the event that the Plaintiffs elect this remedy, the Stipulations of Dismissal will nonetheless be filed with

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the  appropriate  courts and the claims of both parties in the Civil Actions may not be pursued. During the period from the date hereof until the earlier to occur of the Closing or the termination date, the parties hereto agree to stay the prosecution of the Civil Actions and to jointly file any and all pleadings in the actions necessary to accomplish the foregoing. Notwithstanding anything in Paragraph 6 to the contrary, if, in connection with the registration of the Shares with the Commission, the Commission issues a comment letter that comments on the structure of the transaction, the price of the Shares or the manner of payment therefor, the dates set forth in this Paragraph 6 shall be extended by the period of time from the date such comment letter is received until the date the Commission informs ADS (in writing or otherwise) that its comments have been resolved.,. Provided, however, that, in the event the Commission has not approved the registration by June 15, 2001 because of the comments identified in this paragraph (but not for reasons unrelated to those issues) Plaintiffs will agree to an extension of the June 15, 2001 deadline, which extension shall not be unreasonably withheld.

         7. Except for claims arising out of this Settlement Agreement, and subject to the condition precedent that the Closing has occurred, the Plaintiffs and NETI, on the one hand, and the Defendants, on the other hand, hereby remise, release and forever discharge the other and their representatives, employees, officers, directors, shareholders, members, agents, affiliates, attorneys and their successors and assigns, from any and all debts, demands, actions, causes of action, suits, promissory notes, claims against collateral, sums of money, accounts, bonds, covenants, contracts, controversies, agreements, promises, damages, executions and liabilities, and any and all other claims of any kind, nature and description whatsoever, both known and unknown, both in LAW and EQUITY, which they have or ever had against the other from the beginning of the

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world to this date, including,  without limitation,  all claims set forth in the
Civil Actions, and any and all claims associated with or in connection with the Agreement, Employment and Non-Compete Agreements and any documents, instruments or agreements entered into in connection therewith, and all claims associated with or in connection with the negotiation of this Settlement Agreement.
         The parties hereto further acknowledge and agree that they will not (except as otherwise provided in this Agreement or as otherwise provided by law) initiate any action in, or file any civil or criminal complaint against each other with, any local, state or federal court, administrative board, or agency, with respect to any transaction occurring from the beginning of the world to this date.

         8. The parties hereto hereby acknowledge and agree that any and all rights, duties, indemnification or obligations which they may have had under the Agreements, Employment and Non-Compete Agreements and any documents, instruments and agreements entered into in connection therewith and any indemnification rights that the Plaintiffs may have had by statute, Articles of Incorporation or Bylaws, as officers, directors, or employees of Bostek or Micro are hereby extinguished in perpetuity and have no further force or effect. The parties agree that this Settlement Agreement supersedes the underlying Agreement and Employment and Non-Compete Agreements in full force.

         9. ADSX, Intellesale, Bostek and Micro unconditionally assign without representation or recourse all of their rights and interest against Miami Micro Distributors, Inc. ("MMDI"), Reliant Innovations, Inc. ("Reliant"), Jeff Farber ("Farber"), Don Resnick ("Resnick") and John Higgins ("Higgins") (collectively,

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"Reliant  Defendants"),  including,  without limitation,  all of their rights to file  counterclaims  in the  case  pending  in the  Circuit  Court  for the 17th
Judicial   Circuit  in  and  for  Broward  County,   Florida   entitled  Reliant
Innovations, Inc. v. Bostek, Inc., Case No.: 00003256 (the "Reliant Action"). ADSX and Intellesale expressly agree that they will not assert in the Reliant Action or elsewhere (other than in the Delaware Action in the event it is not
dismissed)  that  the   transaction   consummated  by  the  Bostek  division  of
Intellesale in August of 1999 with the Reliant Defendants constituted anything other than a good faith effort by the Plaintiffs to produce a profit for Intellesale. Furthermore (other than in the Delaware Action in the event it is not dismissed), ADSX and Intellesale will not assert that such transaction was in any way related to the subsequent payment by Higgins and Resnick to the
Plaintiffs   personally.   The  Plaintiffs   waive  and  release  any  right  to
indemnification in connection with the matters alleged in the Reliant Action.

         The Plaintiffs agree to immediately undertake the defense and prosecution of the Reliant Action and to indemnify ADSX, Intellesale, Bostek, Micro, and their respective officers, directors, and employees, for any judgment (including any judgment which attorneys' fees and costs incurred by MMDI or Reliant) entered against them in that action. ADSX and Intellesale shall provide their full cooperation to the Plaintiffs, as well as their attorneys, in connection with the Reliant Action, including, without limitation, making any witness or document available to the Plaintiffs without cost to the Plaintiffs. The Plaintiffs shall furnish to the Defendants any non-privileged information concerning the Reliant Action as the Defendants may reasonably request and the Defendants shall furnish to the Plaintiffs any non-privileged information

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

concerning the Reliant Action as the Plaintiffs may reasonably request. This Paragraph shall survive termination pursuant to Paragraph 6.

         10. The Plaintiffs shall provide their full cooperation to the Defendants, as well as their attorneys, in connection with the defense or response to any claim asserted by third parties against Bostek and/or Micro with respect to any transaction occurring prior to April 30, 2000, including, without limitation, making any witness or document available to the Defendants without cost to the Defendants.

         11. The Tranche A Shares and Tranche B Shares will be acquired for Romano's and Limont's own accounts, not as nominees or agents, for investment purposes and not with a view to, or for offer or sale in connection with directly or indirectly, any distribution in violation of the Securities Act of 1933, as amended (the "1933 Act") or any other applicable securities law and with no intention of participating in the formulation, determination of direction of the basic business decisions of ADSX. Neither Romano nor Limont is a registered broker dealer or engaged in the business of being a broker dealer. Each of Romano and Limont acknowledges that he can bear the economic risk and complete loss of his investment in the Tranche A Shares and Tranche B Shares and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment contemplated hereby. Romano and Limont acknowledge that ADSX filed its most recent Form 10-Q on or about November 15, 2000. Each of Romano and Limont is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

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

          12. The parties hereto agree that they will execute such other and further agreements that they or their attorneys determine are reasonably necessary in order to effectuate the intent of this Settlement Agreement.

         13. This Settlement Agreement contains the entire understanding and agreement between the parties and incorporates and merges therein all prior discussions, understandings and agreements, express or implied, oral or written, between the parties. The Plaintiffs acknowledge and agree that Richard Sullivan and the Subsequent Parties did not orally provide them with any information about ADSX, the ADSX Common Stock, or its prospects in the course of settlement negotiations and that they are not entering this Settlement Agreement because of, or in reliance on, any statement made by Mr. Sullivan or the Subsequent Parties. This Settlement Agreement may be amended only by a written instrument signed by all parties.

         14. The parties executing this Settlement Agreement warrant and represent that they are duly authorized to enter into this Settlement Agreement.

         15.  This  Settlement   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16. The parties hereto further understand and acknowledge that the parties hereby released do not admit liability for any of the alleged claims or damages in the Civil Actions nor admit any liability for any wrongdoing whatsoever, said liability being expressly denied, and that the consideration furnished herein is in compromise and settlement only.

         17. No party has assigned, transferred, or granted, or purported to assign, transfer, or grant to any third party any rights to or claims in the Civil Actions or Arbitration, or any right or claim which is the subject of this Settlement Agreement.

         18. Each party to this Settlement Agreement has had the opportunity to receive and has retained independent legal counsel with respect to this Settlement Agreement and the advisability of executing same.

         19. This Settlement Agreement shall be binding upon and shall inure to the parties and their successors and assigns.

         20. In case any one or more of the provisions contained in this Settlement Agreement should be held or determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected thereby.

         21. The parties hereto agree that, prior to the institution of any civil action concerning any dispute arising out of or in connection with this Settlement Agreement and the transactions contemplated hereby, including, without limitation, any action arising out of or in connection with the Notes and/or Pledge Agreement, they will promptly submit such dispute to non-binding mediation before the American Arbitration Association in accordance with its rules then in effect. The mediation shall occur in Wilmington, Delaware.

         22. This Settlement Agreement shall be governed by and construed and enforced in accordance with the law of the State of Delaware. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for District of

Delaware for any action arising out of or in connection with this Settlement Agreement and the transactions contemplated hereby, including, without limitation, any action arising out of or in connection with the Notes and/or Pledge Agreement (and agrees not to commence any action relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Settlement Agreement shall be effective service of process for any action brought against that party. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Settlement Agreement or the transactions contemplated hereby, including, without limitation, any action arising out of or in connection with the Notes and/or Pledge Agreement, in the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such action brought in such court has been brought in an inconvenient forum.


                  [Remainder of Page Intentionally Left Blank;
                           Signature Pages to Follow]

         IN WITNESS WHEREOF, the parties set their hands and seals, as of the dates set forth above.


NEW ENGLAND TECHNOLOGIES,                        APPLIED DIGITAL SOLUTIONS, INC.
INC.


___________________________
                                                 -------------------------------
By:                                              By:

                                                 INTELLESALE, INC.


----------------------------                     -------------------------------
David Romano                                     By:


                                                 BOSTEK, INC


----------------------------                     -------------------------------
Eric Limont                                      By:


                                                 MICRO COMPONENTS  INTERNATIONAL
                                                 INCORPORATED


                                                 -------------------------------
                                                 By:


                                                 -------------------------------
                                                 Marc Sherman



                                                 -------------------------------
                                                 Edward L. Cummings





                                                 -------------------------------
                                                 Michael Krawitz



                                                 -------------------------------
                                                 Charles D. Newman